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                                                                    EXHIBIT (11)
                   DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                       COMPUTATIONS OF PER SHARE EARNINGS

                      (In Millions, Except Per-Share Data)


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                                                                 Three Months Ended                     Twelve Months Ended
                                                        ------------------------------------    -----------------------------------
                                                         April 30, 1994         May 1, 1993      April 30, 1994        May 1, 1993
                                                        ----------------      --------------    ----------------      -------------
                                                        Earnings  Shares    Earnings  Shares    Earnings  Shares   Earnings  Shares
                                                        --------  ------    --------  ------    --------  ------   --------  ------


Primary Computations
- - --------------------
Net earnings                                             $  39               $  30               $ 384              $ 378
Less: Dividend requirements on ESOP
 preferred shares, net of tax benefit
 on unallocated shares                                       5                   5                  18                 23
                                                         -----               -----               -----              -----
Adjusted net earnings                                    $  34               $  25               $ 367              $ 355
                                                         =====               =====               =====              =====

Average common shares outstanding                                   71.5                71.4                71.5               71.3

Average number of common share equivalents:
   Stock options                                                     0.2                 0.2                 0.1                0.2
   Performance shares                                                0.2                 0.2                 0.2                0.1
                                                                    ----                ----                ----               ----
Adjusted common equivalent shares
 outstanding-primary                                                71.9                71.8                71.8               71.6
                                                                    ====                ====                ====               ====

PRIMARY EARNINGS PER SHARE                               $0.48               $0.35               $5.11              $4.97
                                                         =====               =====               =====              =====


Fully Diluted Computations
- - --------------------------
Net earnings                                             $  39               $  30               $ 384              $ 378
Less: Earnings impact of assumed ESOP
 preferred share conversion, net of
 tax benefit on unallocated shares                           3                   3                  13                 17
                                                         -----               -----               -----              -----
Adjusted net earnings                                    $  36               $  27               $ 371              $ 361
                                                         =====               =====               =====              =====

Average common and common equivalent
 shares-primary                                                     71.9                71.8                71.8               71.6
Additional common stock equivalents
 attributable to application of the
 treasury stock method                                               0.1                   -                   -                0.1
Assumed conversion of ESOP preferred
 shares                                                              4.3                 4.3                 4.3                4.3
                                                                    ----                ----                ----               ----
Adjusted common equivalent shares
 outstanding-fully diluted                                          76.3                76.1                76.1               76.0
                                                                    ====                ====                ====               ====

FULLY DILUTED EARNINGS PER SHARE                         $0.47               $0.35               $4.89              $4.77
                                                         =====               =====               =====              =====
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